Inuvo Announces Acquisition Update

LITTLE ROCK, AR., April 15, 2019 (GLOBE NEWSWIRE) --  Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by artificial intelligence that serves brands and agencies, today announced an update relating to the pending merger of ConversionPoint Technologies Inc. and Inuvo, Inc. (the “Transaction”).

As previously announced on November 5, 2018, ConversionPoint Technologies and Inuvo have entered into an agreement and plan of merger. The Transaction is structured to be effected through a newly-created holding company, ConversionPoint Holdings, Inc., whereby Inuvo and ConversionPoint Technologies will become wholly-owned subsidiaries of ConversionPoint Holdings.

The closing of the Transaction is subject to certain customary and other closing conditions, including a requirement that ConversionPoint Holdings raise a minimum of $36 million of gross proceeds from the issuance of equity and/or debt, a portion of which would be used to fund the cash portion of the Transaction.

On April 15, 2019, ConversionPoint Holdings announced that it has filed publicly a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of shares of its common stock. The number of shares to be offered and the price range for the proposed offering have not yet been determined. In connection with offering, ConversionPoint Holdings has applied to list its common stock on the NASDAQ Capital Market.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed acquisition between ConversionPoint Technologies, Inuvo and ConversionPoint Holdings. These statements are based on management's current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about the anticipated completion of the merger; future financial and operating results; future regulatory filings; and other statements regarding the proposed transaction. Forward-looking statements may contain words such as "will be," "will," "expected," "anticipate," "continue," or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the ConversionPoint Technologies or Inuvo stockholders to approve the proposed acquisition; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; the ability of ConversionPoint Holdings to obtain the required $36 million in financing upon commercially reasonable terms, including risks that the financing values the equity of ConversionPoint Holdings less than the estimates of equity valuation set forth herein; the risk that a condition to the closing of the merger transaction may not be satisfied on a timely basis or at all; the failure of the proposed merger transaction to close for any other reason; risks relating to the value of the ConversionPoint Holdings shares to be issued in the transaction; risks relating to the ability of ConversionPoint Holdings to list its shares on The NASDAQ Capital Market and The Toronto Stock Exchange; courts adjudicating ongoing litigation related to the Transaction may disagree with Inuvo’s and ConversionPoint Technology’s position that the ongoing lawsuits are without merit and may make decisions or rulings that impact, delay or prevent the closing of the Transaction, and other factors, including but not limited to the “Risk Factors” set forth in the most current Form 10-K, Form 10-Q and 8-K reports filed by Inuvo with the SEC, the registration statement on Form S-4 filed by ConversionPoint Holdings with the SEC, and the joint proxy statement/prospectus Inuvo and ConversionPoint Technologies filed with the SEC. All forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof, and ConversionPoint Technologies and Inuvo are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed acquisition, ConversionPoint Holdings has filed a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2019. Inuvo mailed the definitive proxy statement/prospectus to its shareholders on or about April 9, 2019. This communication is not a substitute for the proxy statement/prospectus or any other document filed or to be filed by Inuvo with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED (WHEN THEY BECOME AVAILABLE) WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONVERSIONPOINT TECHNOLOGIES, INUVO, CONVERSIONPOINT HOLDINGS, AND THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus and any other documents filed by Inuvo and ConversionPoint Holdings with the SEC at the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by ConversionPoint Holdings will be available free of charge by contacting Wally Ruiz, Chief Financial Officer, Inuvo, Inc., 500 President Clinton Ave., Suite 300, Little Rock, AR 72201, telephone: (501) 205-8397, or Andre Peschong, Chief Strategy Officer, ConversionPoint Technologies Inc. (andre@conversionpoint.com). The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Merger Solicitation
ConversionPoint Technologies, Inuvo, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the ConversionPoint Technologies and Inuvo stockholders in connection with the proposed acquisition are set forth in the joint proxy statement/prospectus filed by ConversionPoint Holdings with the SEC on April 9, 2019. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed with the above-referenced joint proxy statement/prospectus filed pursuant to Rule 424(b)(3) and other relevant materials filed and to be filed with the SEC when they become available.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com